Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-202664) and Registration Statement on Form S-3 (No. 333-197412) of Jason Industries, Inc. of our reports dated March 8, 2016 and March 11, 2015 relating to the financial statements and financial statement schedule of Jason Industries, Inc. (Successor) and Jason Partners Holdings Inc. (Predecessor), which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
March 8, 2016